                                  SCHEDULE 13D

CUSIP No. 59156R108                                            Page 8 of 9 Pages

                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Amendment No. 9 to Schedule 13D, to which this exhibit is attached, is filed on his or her behalf.

Dated:  May 15, 2002


             *
-------------------
Robert H. Benmosche


             *
-------------------
Curtis H. Barnette


             *
-------------------
Gerald Clark


             *
-------------------
John C. Danforth


             *
-------------------
Burton A. Dole, Jr.


             *
-------------------
James R. Houghton


             *
-------------------
Harry P. Kamen


             *
-------------------
Helene L. Kaplan


             *
-------------------
Catherine R. Kinney

                                  SCHEDULE 13D

CUSIP No. 59156R108                                            Page 9 of 9 Pages

             *
-------------------
Charles M. Leighton


             *
-------------------
Stewart G. Nagler


             *
-------------------
John J. Phelan, Jr.


             *
-------------------
Hugh B. Price


             *
-------------------
William C. Steere, Jr.



         * By     /s/ Gwenn L. Carr
                  -----------------
                  Gwenn L. Carr
                  Attorney-in-fact